AGREEMENT AND PLAN OF MERGER

                                      AMONG

                         BERKSHIRE REALTY COMPANY, INC.,

                                       AND

                         THE QUESTAR MANAGEMENT COMPANY

                                       AND

                               ALL SHAREHOLDERS OF
                             THE MANAGEMENT COMPANY

                          AGREEMENT AND PLAN OF MERGER


         Agreement entered into as of August 25, 1997 by and among Berkshire Realty Company, Inc., a Delaware corporation ("BRI"), The Questar Management Company, a Maryland corporation (the "Management Company"), and the stockholders set forth on Schedule 2.2 attached hereto (collectively the "Stockholders"). BRI, the Management Company and the Stockholders are referred to collectively herein as the "Parties."

         This Agreement contemplates a tax-free merger of the Management Company into BRI. In such merger, the Stockholders will receive capital stock of BRI in exchange for their capital stock of the Management Company.

         Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.


         1.       The Merger.

                  1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Management Company shall merge with and into BRI (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Management Company shall cease and BRI shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which BRI and the Management Company file the certificate of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware and the Maryland General Corporation Law with the Department of Assessments and Taxation of the State of Maryland. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

                  1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, or at such other place as the Parties may mutually agree, at 10:00 a.m. local time on a date ("Closing Date") mutually agreed to in writing by the Parties, but not later than October 31, 1997.

                  1.3 Actions at the Closing. At the Closing, (a) the Management Company shall deliver to BRI the various certificates, instruments and documents referred to in Section 8.10, (b) BRI shall deliver to the Company the various certificates, instruments and documents referred to in Section 9.9, (c) the Management


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


Company and BRI shall file with the Secretary of State of the State of Delaware the Certificate of Merger, (d) the Management Company and BRI shall file with the Department of Assessments and Taxation of the State of Maryland the Articles of Merger, (e) BRI shall deliver certificates for the BRI Shares (as defined below) to the Stockholders, and (f) the Stockholders shall deliver certificates for the Company Shares (as defined below).

                  1.4 Additional Action. BRI may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of the Management Company, in order to consummate the transactions contemplated by this Agreement.

                  1.5  Conversion of Shares.

                           (a) At the Effective Time, by virtue of the Merger
and without any action on the part of any Party, each share of common stock, $1.00 par value per share, of the Management Company ("Company Shares") issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive such number of shares of common stock, $.01 par value per share, of BRI ("BRI Common Stock") as is equal to one share of BRI Common Stock multiplied by the Conversion Ratio. The "Conversion Ratio" shall be determined by dividing (i) the number of shares of BRI Common Stock equal in value (as such value is determined at the time and in the manner provided herein below) to $2,676,010 (the "Consideration Amount"), by (ii) the number of Company Shares issued and outstanding immediately prior to the Effective Time; provided, however, with respect to each property set forth on Exhibit 1 attached hereto, as to which the transactions described in the applicable Related Agreement (as defined in Section 11.6) have not been closed on or prior to the Closing Date hereunder (a "Non-Acquired Property"), there shall be a reduction in the Consideration Amount equal to the Reduction Amount for such property. The Reduction Amount for each such property shall be equal to (A) .6 multiplied by the amount of the Management Fees for such property as set forth on Exhibit 1 multiplied by (B) five (5). The shares of BRI Common Stock to be issued to the holders of the Company Shares are referred to herein as the "BRI Shares."

                           (b) The Parties agree that, for purposes of this
Agreement, the value of each share of BRI Common Stock ("BRI Share Value") shall be the average of the closing price per share, rounded to the nearest one-thousandth, of one share of common stock of BRI as such price is published by The Wall Street Journal for the period from, and including, August 1, 1997 through and including, the date of pricing of the Public Offering contemplated under Section 11.5 hereof, provided that in any event the BRI Share Value shall be not less than $10.50 per share (the "Fixed Floor") and not greater than $11.75 per share (the "Fixed Ceiling"). The foregoing calculation of BRI Share Value (including the Fixed Floor and Fixed Ceiling) will be


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


adjusted as appropriate and customary upon the occurrence of any of the following events to reflect a stock split, dividend (outside of the ordinary course), recapitalization or other similar event outside of the ordinary course.

                           (c) The Management Company and the Stockholders
acknowledge and agree that after the execution hereof, the price of the BRI Common Stock may increase or decrease in value as the result of market fluctuations prior and subsequent to the Public Offering. Notwithstanding these fluctuations, once the value and number of BRI Shares have been established as provided in this Section 1.5, BRI will not be required to increase or be permitted to decrease the number of BRI Shares to be issued to the Stockholders in the event of a decrease or increase in the market value of the BRI Common Stock subsequent to the closing of the Public Offering and the fixing of the Offering Price.

                  1.6 Fractional Shares. In the event that any Shareholder would be entitled to a fractional share of BRI Common Stock, the number of shares of BRI Common Stock shall be rounded up or down, as the case may be, to the nearest whole share of BRI Common Stock.

                  1.7 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be the same as the Certificate of Incorporation of BRI immediately prior to the Effective Time.

                  1.8 By-laws. The By-laws of the Surviving Corporation shall be the same as the By-laws of BRI immediately prior to the Effective Time.

                  1.9 Directors and Officers. The directors of BRI shall remain the directors of the Surviving Corporation as of the Effective Time. The officers of BRI shall remain as officers of the Surviving Corporation after the Effective Time, retaining their respective positions.

                  1.10 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

                  1.11 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made.


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


         2. Representations with respect to the Management Company. The Management Company on behalf of itself and each of the Stockholders, severally and not jointly, represents and warrants to BRI as follows:

                  2.1 Organization. The Management Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland. The Management Company has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein and to consummate the transactions contemplated hereby and thereby to be consummated by it. The Management Company is duly qualified to do business and is in good standing in all other jurisdictions in which the failure to be so qualified and in good standing would have a material adverse effect on the Management Company's business (a "Material Adverse Effect"). Such jurisdictions are set forth on Schedule 2.1 attached hereto.

                  2.2 Capitalization of the Management Company. The authorized capital stock of the Management Company is as set forth on Schedule 2.2 attached hereto, including the number of Company Shares outstanding. Such Company Shares are held of record and beneficially owned by the Stockholders as set forth on
Schedule 2.2 attached hereto. All of such Company Shares have been duly and validly issued, are fully paid and nonassessable and free of all preemptive rights and were issued in compliance with applicable federal and state securities laws. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Management Company is a party or which are binding upon the Management Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Management Company. There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act, of any Company Shares.

                  2.3 Authorization. The execution and delivery of this Agreement and the agreements provided for herein by the Management Company, and the consummation by the Management Company of all transactions contemplated hereby and thereby to be consummated by it, have been duly authorized by all requisite corporate and shareholder action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Management Company is a party constitute the valid and legally binding obligations of the Management Company, enforceable against the Management Company in accordance with their respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors theretofore or hereafter enacted to the extent that the same may be constitutionally applied. The execution, delivery and performance by the


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


Management Company of this Agreement and the agreements provided for herein, and the consummation by the Management Company of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Management Company; (b) violate the provisions of the Certificate of Incorporation or By-laws of the Management Company; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator which would have a Material Adverse Effect; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Management Company pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Management Company is a party or by which the Management Company or any of its properties is or may be bound which would have a Material Adverse Effect. Schedule 2.3 attached hereto sets forth a true, correct and complete list of all material consents and approvals of third parties that are required in connection with the consummation by the Management Company of the transactions contemplated by this Agreement and the agreements provided for herein.

                  2.4 Assets. Excluded Assets shall mean all assets of the Management Company (including cash attributable to periods prior to the Closing) other than (i) the Contracts and (ii) the assets set forth on Schedule 2.4 hereto. The Management Company shall distribute the Excluded Assets prior to Closing to the Shareholders. Upon the Closing, the Management Company will own all tangible assets set forth on Schedule 2.4 attached hereto.

                  2.5 Financial Statements. Attached hereto as Schedule 2.5 are unaudited financial statements of the Management Company, including balance sheets, statements of operations and statements of partners' capital for the fiscal year ended December 31, 1996 (the "December 31 Financial Statements") and on or before August 31, 1997 the Management Company shall provide unaudited financial statements (the "Current Financial Statements") for the six-month period ending June 30, 1997 (the "Balance Sheet Date"). The December 31 Financial Statements, the Current Financial Statements and the Closing Financial Statement to be delivered pursuant to Section 6.8 are collectively referred to as the "Financial Statements". The Financial Statements fairly present the financial condition of the Management Company as of the respective statement dates in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto), and reflect all liabilities, fixed, contingent or otherwise, required to be disclosed in such Financial Statements in accordance with generally accepted accounting principles (subject, in the case of any unaudited interim financial statements, to normal year end adjustments). The Financial Statements shall be certified by the Management Company's chief financial officer.


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


                  2.6 Absence of Undisclosed Liabilities. Except as and to the extent (a) reflected in the December 31 Financial Statements and the Current Financial Statement (and the notes thereto) of the Management Company, (b) set forth on Schedule 2.6 attached hereto or (c) incurred in the ordinary course of business after the Balance Sheet Date and not material in amount, either individually or in the aggregate, the Management Company does not have any material liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, affecting the Assets. As of the date of Closing, the Management Company shall have no liabilities or obligations (absolute or contingent) for borrowed money and shall have no other liabilities or obligations (absolute or contingent) of any kind, other than (a) liabilities and obligations incurred in the ordinary course of the Management Company's business which are either (i) in the aggregate, not material, or (ii) approved by the BRI Partnership in writing; and (b) liabilities resulting from or incurred in the ordinary course of business arising under the Contracts. For purposes of this Subsection 2.6, "material" means any amount in excess of $50,000.

                  2.7 Litigation. Except as set forth on Schedule 2.7 attached hereto, there is no material action, suit or, to the knowledge of the Management Company or the Stockholders, proceeding or investigation pending or threat thereof, against the Management Company or the Stockholders which questions the validity of this Agreement or the right of the Management Company or the Stockholders to enter into it, or which might result in or have, either individually or in the aggregate, a Material Adverse Effect on the Management Company. The Management Company is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority except for such violations or defaults which would not have a Material Adverse Effect.

                  2.8 Insurance. Set forth on Schedule 2.8 hereto is a true and complete list of all insurance policies of the Management Company (the "Insurance Policies") and a list of all presently outstanding claims thereunder. The Management Company has done nothing to reduce or impair the insurance afforded by the Insurance Policies. To the Management Company's knowledge, there are no material disputes with underwriters of any such Insurance Policies and there are no pending or threatened terminations with respect to any of such policies.

                  2.9 Change in Financial Condition and Assets. Except as set forth on Schedule 2.9 attached hereto or as contemplated by this Agreement, since the Balance Sheet Date, there has been no change which materially and adversely affects the business, properties, assets, condition (financial or otherwise) or prospects of the Management Company. Neither the Management Company, nor the Stockholders, has any knowledge of any existing or threatened occurrence, event or development


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


which would have a Material Adverse Effect on the business, properties, assets, condition or prospects of the Management Company.

                  2.10 Tax Matters.

                           (a) All federal, state, local and foreign tax returns
and information statements required to be filed by or on behalf of the Management Company, or for which the Management Company may have any liability, have been accurately prepared in all material respects and duly and timely filed (or requests for extensions have been timely filed, granted, and have not expired). As of the date hereof, there is no deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to the Management Company. All taxes due with respect to completed and settled examinations or concluded litigation have been paid.

                           (b) The Management Company has not executed an
extension or waiver that is currently in effect of any statute of limitations on the assessment or collection of any tax.

                           (c) Neither the Management Company, nor the
Stockholders, know of (A) any audit or investigation of the Management Company with respect to any liability for taxes relating to the Management Company, or
(B) any threatened claims or assessments for taxes against or relating to the Management Company.

                           (d) Attached hereto as Schedule 2.10 is a true and
complete copy of the Federal Income Tax Return for 1996 for the Management Company, as filed with the Internal Revenue Service.

                  2.11 Books and Records. The general ledgers and books of account of the Management Company, all federal, state and local income, franchise, property and other tax returns filed by the Management Company, and all other books and records of the Management Company are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

                  2.12 Contracts and Commitments.

                           (a) Schedule 2.12 attached hereto contains a true,
complete and correct list of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

                               (i) all management contracts to which the
Management Company is a party;


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


                               (ii) all loan agreements, indentures, mortgages
and guaranties to which any Management Company is a party or by which the Management Company or any of its property is bound;

                               (iii) all pledges, conditional sale or title
retention agreements, security agreements, personal property leases and lease purchase agreements to which the Management Company is a party or by which the Management Company or any of its property is bound;

                               (iv) all contracts, agreements or other
understandings or arrangements between the Management Company and any stockholder or affiliate of the Management Company except those described in the Financial Statements or in writing to BRI; and

                               (v) any other material agreement or contract
entered into by the Management Company.

                           (b) Except as set forth on Schedule 2.12 attached
hereto:

                               (i) each Contract is a valid and binding
agreement of the Management Company, enforceable against the Management Company in accordance with its terms, and neither the Management Company nor any Stockholder has any knowledge that such Contract is not a valid and binding agreement of the other parties thereto;

                               (ii) To the knowledge of the Management Company
and the Stockholders, the Management Company has fulfilled all material obligations required pursuant to the Contracts to have been performed by it on its part prior to the date hereof, and neither the Management Company nor any Stockholder has any reason to believe that the Management Company will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof except those obligations the failure to fulfill would not have a Material Adverse Effect;

                               (iii) To the knowledge of the Management Company
and the Stockholders, the Management Company is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto except for such defaults, losses, liens, changes or encumbrances which would not have a Material Adverse Effect; and

                               (iv) to the best knowledge of the Management
Company and the Stockholders, there is no existing breach or default by any other party to any


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


Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto except, in each case, as would not have a Material Adverse Effect.

                           (d) Except as set forth on Schedule 2.12, the
continuation, validity and effectiveness of each Contract will not be affected by the Merger

                           (e) True, correct and complete copies of all
Contracts have previously been delivered by the Management Company to BRI.

                  2.13 Compliance with Agreements and Laws. The Management Company has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets (collectively, the "Permits") except as would not have a Material Adverse Effect. The Management Company is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to its properties, the violation of which would have a Material Adverse Effect on the Management Company or its properties. The business of the Management Company does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste (as defined in the Resource Conservation and Recovery Act, as amended, and the regulations adopted pursuant thereto), conservation, or corrupt practices, the enforcement of which would have a Material Adverse Effect on the Management Company. Except as set forth on Schedule 2.13 attached hereto, the Management Company has not since January 1, 1997 received any notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance which would have a Material Adverse Effect.

                  2.14 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as set forth on Schedule 2.14 attached hereto, since the Balance Sheet Date, the Management Company has not entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, the Management Company has not:

                           (a) Incurred any material obligation or liability for
borrowed money;

                           (b) Mortgaged, pledged or subjected to lien, charge
or other encumbrance any assets of the Management Company;


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                           (c) Except with respect to the Excluded Assets to be
distributed prior to Closing and liabilities to be paid prior to Closing, consistent with the terms of this Agreement, sold or purchased, assigned or transferred any of its assets or cancelled any debts or claims;

                           (d) Made any material amendment to or terminated any
Contract or committed any act or omitted to do any act which would cause the breach of any Contract; or

                           (e) Received notice of any litigation.

                  2.15 Bank Accounts. Schedule 2.15 attached hereto contains a true, correct and complete list of all bank accounts and safe deposit boxes in the name of or controlled by the Management Company and the names of persons having access thereto as of the date hereof.

                  2.16 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Management Company and which are necessary for the execution and delivery by the Management Company of this Agreement and the documents to be executed and delivered by the Management Company in connection herewith are set forth on Schedule 2.16 attached hereto.

                  2.17 Employee Benefits.

                           (a) Schedule 2.17 contains a list of all employees of
the Management Company, along with the position and the annual rate of compensation of each such person.

                           (b) Schedule 2.17 contains a complete and accurate
list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Management Company or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the


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


regulations under Section 414(o) of the Code), any of which includes the Management Company. Complete and accurate copies of (i) all Employee Benefits Plans, (ii) all related trust agreements, insurance contracts and summary plan descriptions, and (iii) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years for each Employee Benefit Plan, have been delivered to the BRI. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Management Company and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Management Company and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

                           (c) There are no investigations by an governmental
entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

                           (d) All the Employee Benefit Plans that are intended
to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would likely result in a revocation of such determination.

                           (e) Neither the Management Company nor any ERISA
Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

                           (f) At no time has the Management Company or any
ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                           (g) There are no unfunded obligations under any
Employee Benefit Plan providing benefits after termination of employment to any employee of the Management Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code and insurance conversion privileges under state law.


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         3. Representations with respect to the Stockholders. Each of the
Stockholders, on behalf of his or her self, severally and not jointly, represents and warrants to BRI as follows:

                  3.1 Authorization. Such Stockholder has full power and authority to enter into and deliver this Agreement and the other agreements provided for herein and to consummate the transactions contemplated hereby and thereby. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors theretofore or hereafter enacted to the extent that the same may be constitutionally applied. The execution, delivery and performance by such Stockholder of this Agreement and the agreements provided for herein, and the consummation by such Stockholder of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to such Stockholder; (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (c) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the Company Shares of such Stockholder pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which such Stockholder is a party or by which such Stockholder is or may be bound. Schedule 3.1 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by such Stockholder of the transactions contemplated by this Agreement.

                  3.2 Investment.

                           (a) Such Stockholder is acquiring the BRI Shares for
investment only to be received by it for its own account and not with any view to the sale or distribution of the same or any part thereof in violation of the Securities Act of 1933, as amended (the "Act"), and it will not sell or otherwise dispose of such BRI Shares except in compliance with the registration requirements or exemption provisions of any applicable securities laws and in accordance with the terms of the Registration Rights Agreement (as defined below).

                           (b) Such Stockholder understands that the BRI Shares
to be issued to Stockholder will not be registered under the Act, or the securities laws of any state ("Blue Sky Laws") by reason of a specific exemption or exemptions from registration under the Act and applicable Blue Sky Laws and that BRI's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Stockholder.

                           (c) Such Stockholder acknowledges and agrees that,
for the reasons set forth in paragraphs (a) and (b) above, the BRI Shares may not be offered, sold, transferred, pledged, or otherwise disposed of by such Stockholder except (i) pursuant to an effective registration statement under the Act and any applicable Blue Sky Laws, (ii) pursuant to a no-action letter issued by the Securities and Exchange Commission to the effect that a proposed transfer of the BRI Shares may be made without registration under the Act, together with either registration or an exemption under applicable Blue Sky Laws, or (iii) upon BRI receiving an opinion of counsel knowledgeable in securities law matters (and which opinion and counsel shall be reasonably acceptable to BRI) to the effect that the proposed transfer is exempt from the registration requirements of the Act and any applicable Blue Sky Laws, and that, accordingly, such Stockholder must bear the economic risk of an investment in the BRI Shares for an indefinite period of time. Such Stockholder acknowledges, represents and agrees that (i) his or her economic circumstances are such that he or she is able to bear all risks of the investment in BRI and the BRI Shares for an indefinite period of time, including the risk of a complete loss of his or her investment in the BRI Shares, (ii) he or she has knowledge and experience in financial and business matters sufficient to evaluate the risks of investment in BRI, and (iii) he or she has consulted with his or her own separate counsel and tax advisor, to the extent necessary, as to all legal and taxation matters covered by this Agreement and has not relied upon BRI, its affiliates or its legal counsel and advisors for any explanation of the application of the various United States or state securities laws or tax laws with regard to his or her acquisition of the BRI Shares. Such Stockholder further acknowledges and represents that he or she has made his or her own independent investigation of BRI and the business conducted or proposed to be conducted by BRI.

                           (d) Such Stockholder is an "accredited investor"
within the meaning of Rule 501(a) promulgated under the Act.

                           (e) Such Stockholder understands that an investment
in BRI involves substantial risks; such Stockholder acknowledges that he or she has (i) been given full and complete access to BRI and its management in connection with this Agreement and the transactions contemplated hereby, (ii) received and read or had the opportunity to review all documents and information relevant to its decision to enter into this Agreement and to invest in BRI, including, without limitation, BRI's SEC Filings (as defined below) and the Private Placement Memorandum of BRI, dated as of August 25, 1997 (the "PPM") and
(iii) had the opportunity to ask questions of BRI and its management concerning his or her investment in BRI and the transactions contemplated hereby, which questions were answered to his or her satisfaction.

                           (f) Such Stockholder acknowledges and agrees that:

                               (i) the BRI Shares to be acquired by him or her hereunder will not be registered under the Act in reliance upon the exemption afforded by Section 4(2) thereof for transactions by an issuer not involving any public offering, and will not be registered or qualified under any other applicable securities laws;

                              (ii) Until such time as the following legend is no longer required, the BRI Shares will bear a legend substantially to the effect of the following:

                                   "The securities represented by this
                                   certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. The securities may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Act and under any applicable state securities laws, receipt of a no-action letter issued by the Securities and Exchange Commission (together with either registration or an, exemption under applicable state securities laws) or an opinion of counsel (which opinion and which counsel shall be acceptable to Berkshire Realty Company, Inc.) that the proposed transaction will be exempt from registration under the Act and its applicable state securities laws"; and


                              (iii) BRI reserves the right to place a stop order against the transfer of the BRI Shares and to refuse to effect any transfers thereof, in the absence of satisfying the conditions contained in the foregoing legend.

                           (g) The address of each Stockholder set forth on
Schedule 2.2 attached hereto is the address of such Stockholder's principal residence or principal place of business, and such Stockholder has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal residence or principal place of business is situated.

                           (h) The provisions of this Section 3.2 shall survive
the Closing indefinitely.

                  3.3 Receipt of Documents. Such Stockholder has received all Exhibits and Schedules described herein as attached hereto.

         4. Representations of BRI.  BRI represents and warrants as follows:

                  4.1 Authority. (a) BRI is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business; (b) BRI has the right, power and authority to issue the BRI Shares and to operate its properties and to carry on its business as is presently being conducted and to enter into and perform all of the agreements and covenants contained in this Agreement and contemplated hereby and any other documents and instruments relating hereto or thereto; (c) this Agreement and the documents to be executed and delivered by BRI at Closing, upon execution and delivery, will have been duly and validly authorized and executed by BRI and will constitute the valid and binding obligations of BRI, enforceable in accordance with their respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors theretofore or hereafter enacted to the extent that the same may be constitutionally applied; and (d) assuming compliance with the terms of this Agreement by the parties hereto other than BRI, the execution and delivery by BRI of this Agreement and all other documents and instruments contemplated hereby and the performance by BRI of its obligations hereunder and thereunder do not and will not constitute a default under, or conflict with or violate, any provision of the Certificate of Incorporation or By-Laws of BRI or any other material agreement to which BRI is a party or by which BRI is bound.

                  4.2 Annual and Quarterly Reports. BRI has delivered to the Stockholders true and complete copies of the Annual Report on Form 10-K (and those portions of the Annual Report to Stockholders which are incorporated by reference therein) of BRI for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, and all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by BRI with the Securities and Exchange Commission since December 31, 1996 (the "SEC Filings"). The financial statements of BRI included or incorporated by reference in the SEC Filings and the PPM have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated assets, liabilities and financial position of BRI as of the dates thereof and the consolidated results of its operations and changes in cash flow for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year ended adjustments).

                  4.3 Governmental Consent, etc. Subject to compliance with applicable securities laws and the filing of the Certificate of Merger as required by the Delaware General Corporation Law and the Articles of Merger as required by the Maryland General Corporation Law or except as disclosed in the PPM, no consent, approval or authorization of, or designation, declaration or filing with, any governmental agency, commission, board or public authority is required on the part of BRI in connection with the valid execution and delivery of this Agreement by BRI and the performance of BRI's obligations hereunder.

                  4.4 Capitalization. The authorized capital stock of BRI consists of 140,000,000 shares of BRI Common Stock, of which 25,797,893 shares were issued and outstanding as of August 1, 1997. All of the issued and outstanding shares of BRI Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the BRI Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free and clear of all preemptive rights and of any lien, claim, change, pledge, encumbrance, limitation, agreement or instrument whatsoever.

                  4.5 Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other similar proceedings are pending or, to BRI's knowledge, threatened against BRI, nor are any of such proceedings anticipated or contemplated by BRI.

                  4.6 PPM. The PPM, as of the date thereof, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.7 REIT Status. Commencing with BRI's taxable year ending December 31, 1991, BRI has been organized in conformity with the requirements for qualification as a "real estate investment trust" and its method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

                  4.8 Receipt of Documents. BRI acknowledges that it has received all of the documents described herein as delivered thereto (unless it has notified the Management Company or the Stockholders otherwise in writing) and represents that there are no other documents known to BRI which are required to be delivered hereunder and have not been so delivered.

                  4.9 Tax Matters.

                           (a) All federal, state, local, and foreign tax
returns and information statements required to be filed by or on behalf of BRI or for which BRI may have any liability have been accurately prepared in all material respects and duly and timely filed (or requests for extensions have been timely filed, granted and have not expired). As of the date hereof, there is no deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to BRI. All taxes due with respect to completed and settled examinations or concluded litigation have been paid.

                           (b) BRI has not executed an extension or waiver that
is currently in effect of any statute of limitations on the assessment or collection of any tax.

                           (c) BRI does not know of (A) any audit or
investigation of BRI with respect to any liability for taxes relating to BRI, or
(B) any threatened claims or assessments for taxes against or relating to BRI.

                  4.10 Continuity of Business Enterprise. BRI will continue after Closing at least one significant historic business line of the Management Company, or use at least a significant portion of the Management Company's historic business assets in a business, in each case as and to the extent required by Treasury Regulation Section 1.368-1(d) or any subsequent final regulations that may be issued in the future by the Internal Revenue Service.

                  4.11 Litigation, Etc. Except as described in the SEC Filings there is no material action, suit or, to BRI's knowledge, proceeding or investigation pending or, to BRI's knowledge, any threat thereof, against BRI or its properties or any part thereof which questions the validity of this Agreement and the transactions contemplated hereby or the right of BRI to enter into it, or which would likely have, either individually or in the aggregate, a material adverse effect on the business of BRI as such is presently conducted.

                  4.12 Title to Properties and Assets. BRI or its subsidiaries or affiliates is the owner as described in the SEC Filings with good title to its properties as described in the SEC Filings, subject to such financings, easements, restrictions and other matters which do not have a material adverse effect on the operation of such properties in accordance with BRI's past practices. Except as disclosed in the SEC Filings, BRI does not own, or otherwise hold any interest in, any other material properties.

                  4.13 Liabilities. Except as disclosed in the SEC Filings, BRI has no material liabilities and BRI has not, directly in indirectly, created, incurred, assumed or guaranteed or otherwise become directly or indirectly liable for the payment of any material amount of borrowed money.

                  4.14 Environmental Compliance. Except as disclosed in the SEC Filings, no action has been commenced by any enforcement agency under any Environmental Laws which, if adversely determined, would have a material adverse effect on BRI and BRI is not in material violation of any Environmental Laws to such an extent that it would have a material adverse effect on BRI.

                  4.15 Permits and Compliance with Laws. Except as disclosed in the SEC Filings, BRI has not received written notice that (i) any material approvals, consents, permits, licenses or certificates of occupancy (whether governmental or otherwise) required for the current use and operation of any of its properties have not been granted, effected, renewed or performed and completed (as the case may be) or have been or are about to be revoked; (ii) any fees and charges therefor have not been fully paid; (iii) any of its properties, including the current use and occupancy thereof are in violation in any material respect of any laws or (iv) any governmental authority has a current plan that would adversely affect the continued use and operation of any of its properties as currently used and operated except, in the case of clauses (i), (ii), (iii) and (iv), as would not have a Material Adverse Effect.


         5. Access to Information

                  5.1 Access to Management, Properties and Records; Due Diligence. From the date of this Agreement until the Closing Date, BRI may examine the accounting books and other business and financial records, plans, reports and documents of the Management Company and its business, including all corporate records, tax returns, contracts, licenses, business plans and projections, audits and audit work papers, employee benefit plans, employee records, management plans and records, and any and all other information reasonably requested by BRI, and the Management Company and the Stockholders shall cooperate fully with BRI's representatives and make themselves available, so that BRI may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Management Company, and BRI shall be permitted to make abstracts from, or copies of, all such books and records. The Management Company shall furnish to BRI such financial and operating data and other information as to the assets and the business of the Management Company as BRI shall reasonably request.

         6. Covenants of the Management Company and the Stockholders and BRI

            From and after the date hereof and until the Closing Date:

                  6.1 Conduct of Business. Except with the prior written consent of BRI, on and after the date hereof, the Management Company and the Stockholders shall conduct the business of the Management Company only in the ordinary course as heretofore conducted and shall do the following:

                           (a) Comply with all regulations and laws applicable
to the conduct of the business of the Management Company;

                           (b) Duly and timely file, or obtain appropriate
extensions of the time for filing, all material reports, and all tax returns and other material documents required to be filed with federal, state, local and other authorities;

                           (c) Unless the Management Company is contesting the
same in good faith and has established reasonable reserves therefor, pay when required to be paid all taxes indicated by the Management Company's tax returns or otherwise lawfully levied or assessed upon it, or any of its properties or assets, or which it is otherwise legally obligated to pay; and

                           (d) Comply in all material respects with each and
every undertaking, covenant and obligation of the Management Company under the Contracts, including up to the Closing Date.

                  6.2 Absence of Material Changes. Without the prior written consent of BRI, the Management Company and each Stockholder shall not, as may be applicable:

                           (a) Take any action to materially amend the
Management Company's Certificate of Incorporation or By-laws;

                           (b) Issue or transfer any stock, bonds or other
corporate securities of the Management Company or grant any option or issue any warrant to purchase or subscribe to any of such securities or issue any securities convertible into such securities;

                           (c) Incur any obligation or liability (absolute or
contingent) relating to the business of the Management Company, except current liabilities incurred and obligations under contracts entered into in the ordinary course of business;

                           (d) Sell, assign, or transfer any of the assets of
the Management Company other than the Excluded Assets;

                           (e) Merge or consolidate with any other entity or
permit any other entity to merge into it; acquire any stock or partnership interests; effect any reorganization or recapitalization; or acquire any material assets of any other person, partnership, corporation or business organization;

                           (f) Make any election or give any consent under the
Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

                           (g) Waive any rights of material value relating to
the business of the Management Company;

                           (h) Modify, amend, alter or terminate any of its
management contracts or other material contracts;

                           (i) Take or permit any act or omission constituting a
breach or default under any Contract;

                           (j) Fail to (i) preserve the possession and control
of its assets and business, (ii) keep in faithful service its present officers and key employees, (iii) preserve the goodwill of its customers and others having business relations with it, and (iv) keep and preserve its business existing on the date hereof until the Closing Date provided that the Management Company and the Stockholders shall only be required to use reasonable efforts to perform the activities described in clause (i) through (iv) of this paragraph
(j);

                           (k) Fail to operate its business and maintain its
books, accounts and records in the customary manner and in the ordinary or regular course of business and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

                           (l) Except in its capacity as management agent
pursuant to the management contracts, enter into any leases, contracts, agreements or understandings other than those entered into in the ordinary course of business calling for payments which in the aggregate do not exceed $50,000 for each such lease, contract, agreement or understanding; or

                           (m) Commit or agree to do any of the foregoing in the
future.

                  6.3 Taxes. The Management Company shall, on a timely basis, file all tax returns for and pay any and all taxes which shall become due or shall have accrued on account of the operation of the business of the Management Company for any taxable period ending on or prior to the Closing Date.

                  6.4 Communication with Parties to Contract. The Parties will cooperate in communications with parties to contract.

                  6.5 Compliance with Laws. The Management Company and the Stockholders will comply with all laws and regulations which are applicable to the Management Company or to the conduct of the business of the Management Company and will perform and comply with all contracts, commitments and obligations by which it is bound.

                  6.6 Continued Truth of Representations and Warranties. Neither the Management Company nor the Stockholders will take any actions which would result in any of the representations or warranties set forth in Sections 2 and 3 hereof being untrue in any respect.

                  6.7 Continuing Obligation to Inform. From time to time prior to the Closing, the Management Company and the Stockholders will deliver or cause to be delivered to BRI supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date.

                  6.8 Closing Financial Statement. At Closing, the Stockholders shall deliver to BRI the balance sheet and related statements of operations and statements of cash flows with respect to the Management Company for the one month period that ended immediately preceding the month in which the Closing occurs, certified by the Management Company's chief financial officer (the "Closing Financial Statement").

                  6.9 BRI covenants and agrees that if the closings contemplated under the Related Agreements for all of the eleven (11) properties set forth on
Exhibit 2 are consummated, simultaneously therewith, BRI shall consummate the transactions contemplated by this Agreement.

                  6.10 BRI covenants and agrees to maintain the Insurance Policies in full force and effect following the Closing in accordance with the terms thereof, or to maintain other insurance policies having terms that are no less favorable as a whole.

         7. Conditions to Obligations of BRI

            The obligations of BRI under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of BRI:

                  7.1 Continued Truth of Representations and Warranties of the Stockholder; Compliance with Covenants and Obligations. The representations and warranties set forth in Sections 2 and 3 shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by BRI. The Management Company and the Stockholders shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  7.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Management Company to authorize or carry out this Agreement shall have been taken.

                  7.3 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Management Company and the Stockholders of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

                  7.4 Consents of Third Parties. The Management Company and the Stockholders shall have received all requisite consents and approvals of all third parties whose consent or approval is required in order for the Stockholder to consummate the transactions contemplated by this Agreement, including, without limitation, those consents and approvals set forth on Schedule 2.3 attached hereto.

                  7.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit the transactions contemplated by this Agreement or which might affect the right of BRI to operate the business of the Management Company after the Closing.

                  7.6 Opinion of Counsel. BRI shall have received an opinion of Venable, Baetjer & Howard, counsel to the Management Company, dated as of the Closing Date, substantially in the form of Exhibit 3 attached hereto and as to such other matters as may be reasonably requested by BRI or its counsel.

                  7.7 Board of Directors and Stockholder Approval. The Board of Directors and stockholders of the Management Company shall have duly authorized the transactions contemplated by this Agreement.

                  7.8 Employment and Consulting Agreements. Stephen M. Gorn and John B. Colvin shall have executed and delivered employment agreements with BRI, and Morton Gorn shall have executed and delivered a Consulting Agreement with BRI.

                  7.9 Lease. BRI shall have executed and delivered a five-year lease covering approximately 6,900 square feet of space at 124 Slade Avenue, Baltimore County, Maryland, substantially in the form of Exhibit 4 attached hereto.

                  7.10 Closing Deliveries. BRI shall have received at or prior to the Closing each of the following documents:

                           (a) such contracts, files and other data and
documents pertaining to the business of the Management Company as BRI may reasonably request;

                           (b) copies of the general ledgers and books of
account of the Management Company, and all federal, state and local income, franchise, property and other tax returns filed since January 1, 1996;

                           (c) such certificates of the Management Company and
the Stockholders and such other documents evidencing satisfaction of the conditions specified in Section 8 as BRI shall reasonably request;

                           (d) certificates of the Secretary of the Management
Company attesting to the incumbency of the Management Company's officers and the authenticity of the resolutions authorizing the transactions contemplated by the Agreement to be performed by the Management Company; and

                           (e) such other documents, instruments or certificates
as BRI may reasonably request.

         8. Conditions to Obligations of the Management Company

         The obligations of the Management Company under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of Management Company;

                  8.1 Continued Truth of Representations and Warranties of BRI; Compliance with Covenants and Obligations. The representations and warranties of BRI in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Management Company. BRI shall have performed and complied with all terms, conditions, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  8.2 Proceedings. All proceedings required to be taken on the part of BRI to authorize or carry out this Agreement shall have been taken.

                  8.3 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by BRI of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

                  8.4 Consents of Third Parties. BRI shall have received all requisite consents and approvals of all third parties whose consent or approval is required in order for BRI to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 8.4 attached hereto.

                  8.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  8.6 Opinion of Counsel. The Management Company shall have received an opinion of Peabody & Brown, counsel to BRI, dated as of the Closing Date, substantially in the form of Exhibit 5 attached hereto and as to such matters as may be reasonably requested by the Management Company or its counsel.

                  8.7 Employment and Consulting Agreements. Stephen M. Gorn and John B. Colvin shall have executed and delivered employment agreements with BRI, and Morton Gorn shall have executed and delivered a Consulting Agreement with BRI.

                  8.8 Lease. BRI shall have executed and delivered a five-year lease covering approximately 6,900 square feet of space at 124 Slade Avenue, Baltimore County, Maryland, substantially in the form of Exhibit 4.

                  8.9 Closing Deliveries. The Management Company shall have received at or prior to the Closing each of the following documents:

                           (a) such certificates of BRI's officers and such
other documents evidencing satisfaction of the conditions specified in this
Section 9 as the Management Company shall reasonably request;

                           (b) a certificate of the Secretary of State of the
State of Delaware as to the legal existence and good standing of BRI;

                           (c) a certificate of the Secretary of BRI attesting
to the incumbency of BRI's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of BRI's Certificate of Incorporation;

                           (d) the Registration Rights Agreement in the form
attached hereto as Exhibit 6 duly executed by BRI; and

                           (e) such other documents, instruments or certificates
as the Stockholder may reasonably request.

         9. Indemnification


                           (a) The Stockholder Indemnity. In the event the
parties proceed to Closing, each Stockholder agrees, severally and not jointly, to indemnify and hold BRI harmless against and with respect to (i) any loss or damage (including reasonable attorney's fees) to BRI subsequent to the Closing Date resulting from (A) any inaccuracy in or breach of any representation or warranty of the Management Company or of such Stockholder or (B) resulting from any breach or default by the Management Company or such Stockholder of any obligation of the Management Company or such Stockholder under this Agreement or
(ii) from liabilities for borrowed money incurred by the Management Company prior to the Closing; provided that no Stockholder shall be required to indemnify BRI for any amounts in excess of 50% of the fair market value of the BRI shares received by such Stockholder as of the date such indemnification obligation is satisfied (except for indemnification obligations with respect to representations of each of the Stockholders in Section 3.2, which shall be limited to 100% of the fair market value as of the date such indemnification obligation is satisfied of the BRI Shares received by such Stockholder (collectively, the "Cap"); and provided further that to the extent any of the Stockholders have any indemnification obligation to BRI, the Stockholder may elect to satisfy such indemnification obligation by directing BRI to cancel such amount of BRI shares acquired by such Stockholder pursuant to this Agreement having a fair market value (measured at the time such BRI shares are returned or cancelled) equal to the indemnification obligation of such Stockholder.

                           (b) The BRI Partnership's Indemnity. In the event the
parties proceed to Closing, BRI agrees to indemnify and hold the Stockholder harmless against and with respect to (i) any loss or damage (including reasonable attorney's fees) to the Stockholder, subsequent to the Closing Date, resulting from (A) any inaccuracy in or breach of any representation or warranty of BRI or (B) resulting from any breach or default by BRI of any obligation of BRI under this Agreement or (ii) from liabilities of the Management Company accruing after the Closing (including liabilities accruing after the Closing in connection with employee benefit plans) (except for such liabilities resulting from a breach or default by the Stockholder or the Management Company for which BRI is indemnified under Section 9(a) above); provided that BRI shall not be required to indemnify any Stockholder under Section 9(b)(i) for any amounts in excess of 50% of the fair market value as of the date such indemnification obligation is satisfied of the BRI shares received by such Stockholder (except for indemnification obligations with respect to Section 4.10 which shall be limited to 100% of the fair market value as of the date such indemnification obligation is satisfied of the BRI shares received by such Stockholder; and

                           (c) The indemnification obligations of the
Stockholders and BRI, respectively, with respect to any representation or warranty, shall be limited to claims made prior to the last date of survival thereof set forth in Section 14. No such claim for indemnification shall be deemed due and payable unless such claim has been agreed to by the parties or has been finally determined by a final, non-appealable judicial decision.

                           (d) The amount of the indemnifying party's liability
under this Agreement shall be determined taking into account any applicable insurance proceeds actually received by, and other savings that actually reduce the impact of losses upon, the indemnified party.

                           (e) Neither BRI nor any of the Stockholders shall
have any liability for claims made under Section 9(a) or 9(b) unless and until the aggregate amount of all losses incurred exceeds $50,000 (in which case the indemnifying party shall be liable for the portion of losses exceeding $50,000).

                           (f) The indemnification provided in this Section 9
shall be the sole and exclusive remedy after the Closing Date for damages available to BRI or the Stockholders for a breach of any of the terms, conditions, representations or warranties contained herein, and each party acknowledges and agrees that other than the representations and warranties set forth herein, no other representations and warranties are being made with respect to BRI or the Management Company.

                           (g) Each of the Stockholders, the Management Company
and BRI acknowledge and agree that, unless otherwise agreed to in writing by all the parties, from and after the Closing, each of the parties hereto will be deemed to have waived any right to seek indemnification hereunder from the other party for any breach or default of a representation, warranty or obligation hereunder by such other party to the extent that the party seeking indemnification had actual knowledge of such breach or default by such other party on or prior to Closing.

                           (h) Promptly after receipt by any party hereto of
notice of the commencement of any action to which any party is entitled to indemnification under this Section 9, such party shall use its best efforts to notify each other party hereto in writing of the commencement of such action. In case any such action is brought, the Stockholders shall be entitled, but shall not be required, to participate in the defense thereof, or the Stockholders may elect to take charge of and control the defense of such action, provided that the stockholders shall agree to pursue the defense of such action or claim in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued.

         10. Post-Closing Agreements

             Intentionally omitted.

         11. Termination of Agreement

                  11.1 Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., Boston time, on October 31, 1997, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of all of the parties hereto.

                  11.2 Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the Parties. In the event of such termination by agreement, BRI shall have no further obligation or liability to the Management Company and the Stockholders under this Agreement, and the Management Company and the Stockholders shall have no further obligation or liability to BRI under this Agreement.

                  11.3 Management Company's or Stockholders' Default. If as of the Closing Date, the Management Company or the Stockholders have failed to perform all of their respective material obligations under this Agreement, the Management Company and the Stockholders shall be in default under this Agreement, and BRI shall be entitled to terminate this Agreement by written notice given to the Management Company and the Stockholders within seven days after the Closing Date, and thereafter this Agreement shall be void and without recourse to any party hereunder except for provisions which are expressly stated to survive termination of this Agreement. In addition to the foregoing, if BRI desires to consummate the Merger in accordance with the terms of this Agreement and the Management Company or the Stockholders willfully refuse to perform their respective obligations hereunder, BRI, at its option, shall have the right to compel specific performance by the Management Company and the Stockholders to close the transaction hereunder, in which event BRI shall have the right to recover from the Management Company and the Stockholders the amount of all reasonable legal fees, court costs and other litigation expenses incurred by BRI in connection with the exercise of its right of specific performance.

                  11.4 BRI's Default. If as of the Closing Date, BRI has failed to perform all of its material obligations under this Agreement, BRI shall be in default under this Agreement, and the Management Company shall be entitled to terminate this Agreement by written notice given to BRI within seven days after the Closing Date, and thereafter this Agreement shall be void and without recourse to any party hereunder except for provisions which are expressly stated to survive termination of this Agreement. In addition to the foregoing, if the Management Company desires to consummate the Merger in accordance with the terms of this Agreement and BRI willfully refuses to perform its obligations hereunder, the Management Company, at its option, shall have the right to compel specific performance by BRI to close the transaction, in which event the Management Company (and the Stockholders) shall have the right to recover from BRI the amount of all reasonable legal fees, court costs and other litigation expenses incurred in connection with the exercise of their right of specific performance.

                  11.5 Public Offering Condition. BRI has informed the Management Company and the Shareholders that in connection with the consummation of the various Related Transactions (as defined in Section 11.6 hereof), BRI intends to undertake either or both of (i) a public offering of common stock or other equity securities of BRI (the "Public Offering"), or (ii) a private placement of common stock or other equity securities of BRI (the "Private Placement"). The Management Company and the Shareholders shall supply any documentation and additional information required by BRI in order to complete the offering materials in connection with the Public Offering or the Private Placement. The obligation of BRI to proceed with the Closing of the transactions contemplated by this Agreement is expressly conditioned upon the successful completion of the Public Offering and the Private Placement raising a minimum of $75,000,000.00. If the Public Placement and the Private Placement do not in the aggregate complete offerings which raise a minimum of $75,000,000 as aforesaid prior to the Closing Date hereunder, BRI shall have the right to terminate this Agreement effective as of the Closing Date, and, thereafter this Agreement shall be void and without recourse to all parties except for provisions which are expressly stated to survive termination of this Agreement.

                  11.6 Related Agreements. Simultaneously herewith, BRI and affiliates of BRI have entered into with various parties various agreements, including this Agreement, for the conveyance of partnership interests or property interests or other assets and for the making of certain secured loans, which agreements are more particularly described on Exhibit 4 attached hereto (collectively the "Related Agreements"). (The transactions described in the Related Agreements, including this Agreement, are collectively the "Related Transactions"). Except to the extent the parties expressly agree otherwise in writing or in that certain Kickout Agreement [as such term is defined in the Related Agreements] (the "Kickout Agreement"), in the event that any of the Related Agreements is terminated pursuant to any termination provision of any other Related Agreement or does not become effective due to the failure of all of the other parties to the Related Agreement to execute the Related Agreement on or before September 22, 1997, unless such date is extended by the written consent of all of the parties hereto, this Agreement shall terminate automatically simultaneously with the termination of any such Related Agreement or upon the failure of all of the other parties to the Related Agreement to execute the Related Agreement on or before September 22, 1997, unless such date is extended by the written consent of all of the parties hereto, whereupon this Agreement shall be void and without recourse to all parties, except for provisions which are expressly stated to survive the termination of this Agreement. The Closing under this Agreement shall be simultaneous with the closings under the Related Agreements. Except as provided in the Kickout Agreement, in the event the closing under any of the Related Agreements is cancelled or postponed, the Closing under this Agreement shall be cancelled or postponed.

         12. Brokers/Allocation of Expenses/Apportionments

                  12.1 Brokers. The Parties mutually represent and warrant that none of them has retained a broker, finder or similar agent who might have a claim or right to claim a commission or fee in connection with this transaction. The Management Company understands that American Property Consultants ("APC") had entered into a fee arrangement with Questar Properties, Inc. ("QPI"), which might not apply to this transaction in any event. Nevertheless, to the extent that it is determined that a commission or fee is owed to APC, it shall be the obligation of the Stockholders and QPI in accordance with the provisions of
Section 12.3 hereof. In no event shall any commission be due unless and until Closing has occurred and the transactions contemplated hereby have been consummated and in no event shall BRI or the Management Company have any obligation to pay any commission to APC.

                  21.2 Allocation of Transaction Costs. Each Stockholder hereby acknowledges and agrees that a portion of the amount due to such Stockholder will be used to pay the fees and expenses attributable to the transaction contemplated by this Agreement, which fees and expenses are the several obligations of the Stockholder pursuant to the terms of this Agreement. Each Stockholder and the Management Company hereby agrees that the fees and expenses attributable to this transaction will be divided into two categories: (i) those fees which can be specifically allocated to the Management Company due to said fees solely benefiting it ("Direct Costs") and (ii) those fees which cannot be so allocated ("Indirect Costs"). Notwithstanding anything to the contrary contained herein, for the purposes of this Section 12.2, each of the Stockholders hereby agrees that: (i) QPI shall be entitled to an aggregate administrative fee of $200,000 in connection with the concurrent contribution of up to eighteen (18) properties and the management companies, as described in the PPM by certain transferor partnerships and related entities (collectively, the "Related Entities"), which shall be Indirect Costs (ii) to the extent it is determined that APC is due any fee as described in Section 12.1 hereof, up to $1,000,000 of such fee (which may be paid at Closing or held back in an escrow account by Questar Investment Corporation until such time as the amount of such fee, if any, is determined) shall be included as Indirect Costs, with any such fee in excess of $1,000,000 to APC being the sole responsibility of QPI; and
(iii) all legal and accounting fees of counsel and advisors to Questar Investment Corporation shall also be Indirect Costs. Each of the Stockholders acknowledges and agrees that (i) any and all Direct Costs shall be allocated to each of them with respect to their interest in the Management Company and (ii) any and all Indirect Costs shall be allocated among the Stockholders and Related Entities at Closing based on the pro rata number of BRI shares allocated at Closing to each of them. Each of the Stockholders further acknowledges and agrees that Questar Investment Corporation shall be authorized to determine the allocations of the transaction costs and expenses to be allocated in accordance with the provisions of this Section 12.2.

                  12.3 Apportionments. The following apportionments shall be made between the parties on the Closing Date as of the close of the business day prior to the Closing Date and the net amount of such prorations and apportionments shall be settled in cash:

                           (a) prepaid and collected fees received under any of
the Contracts;

                           (b) wages and pension benefits of all persons
employed by the Management Company;

                           (c) charges or prepayments under the Contracts; and

                           (d) all other income and expenses relating to the
Management Company.

         If as of the Closing Date, any items of income or expense attributable to the Management Company are not known or available, the parties agree to equitably apportion such items, so long as the same are identified within 90 days after the Closing.

         At least five (5) days prior to the Closing Date, the Shareholders and BRI shall prepare and exchange preliminary calculations of all adjustments and prorations to be made pursuant to this Section 12.3. The Stockholders and BRI shall cooperate in the furnishing of all information and documentation necessary to prepare such calculations.

         All cash shall be used by the Management Company to pay all amounts payable by the Management Company and any excess, together with all Excluded Assets, shall be distributed to the Shareholders prior to Closing, and if any of such excess cash applicable to pre-closing periods is not removed from the Management Company prior to Closing, BRI shall hold such cash as agent for the Shareholders, and refund such cash to the Shareholders subsequent to Closing.

         13. Notices

                  All notices under this Agreement shall be in writing and shall be delivered personally, sent by telecopier with original by first class mail, sent by Federal Express or other reputable overnight delivery service, or sent by prepaid registered or certified mail, return receipt requested, addressed as follows (or to such address as the Management Company, the Stockholders or BRI shall otherwise have given notice as herein provided):

         If to BRI:                Berkshire Realty Company, Inc.
                                   470 Atlantic Avenue
                                   Boston, MA  02210
                                   Attn: Mr. David J. Olney
                                   Telecopier No. 617-423-8903

         With a copy to:           Hale and Dorr LLP
                                   60 State Street
                                   Boston, MA  02109
                                   Attn:  Joel H. Sirkin, Esq.
                                   Telecopier No. 617-526-5000

         If to the Management      c/o Questar Properties, Inc.
         Company or the            124 Slade Avenue, Suite 200
         Stockholders:             Baltimore, MD 21208
                                   Attn: Mr. Stephen M. Gorn
                                   Telecopier No. 410-486-7692

         With a copy to:           James C. Oliver, Esq.
                                   Lenrow, Kohn, Howard & Oliver
                                   Seven St. Paul Street, 9th Floor
                                   Baltimore, MD 21202-1626
                                   Telecopier No. 410-962-0558

         With a copy to:           Ronald Hopkinson, Esq.
                                   Latham & Watkins
                                   885 Third Avenue, Suite 1000
                                   New York, NY 10022
                                   Telecopier No. 212-751-4864

         Notices shall be deemed effective, if delivered by hand, when so delivered; if sent by telecopier with original by first class mail, when so delivered by telecopier; if sent by overnight delivery service, one business day after deposited with such delivery service; or, if mailed, one business day after the date deposited with the U.S. Postal Service.

         14. Survival. The representations, warranties, covenants and other obligations set forth in Sections 3.2, 4.10, and 9 (subject to the provisions of 9(c)) shall survive the Closing indefinitely and an action based thereon may be brought at any time after the Closing Date. Representations and warranties in Sections 2.10, 4.7 and 4.9 shall survive until thirty (30) days after the expiration of the applicable statute of limitations. Except as set forth in the immediately preceding sentence or otherwise as specified in this Agreement, the representations, warranties, covenants and other obligations of the Management Company and the Stockholders set forth in Sections 2 (other than Section 2.10) and 3 (other than Section 3.2) and the representations and warranties, covenants and other obligations of BRI contained in Section 4 (other than Sections 4.7, 4.9 and 4.10) shall survive until 12 months after the Closing Date and thereafter during the pendency of any claim based upon a breach thereof, and no action based thereon shall be commenced more than 12 months after the Closing Date. Except as otherwise specifically provided in this Agreement, no other representations, warranties, covenants or other obligations of the Management Company, the Stockholders or BRI set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after Closing.

         15. Assignment. No Party may assign all or any portion of its interest under this Agreement without the prior written consent of the other Parties.

         16. Integration. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

         17. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

         18. Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

         19. Successors and Assigns. Subject to the provisions of this Agreement, the terms, covenants, agreements, conditions, representations and warranties contained in this Agreement shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and permitted assigns. In no event shall the Stockholders have the right to assign or transfer their right to receive BRI Shares.

         20. Drafts. This Agreement shall not be binding or effective until properly executed and delivered by the Parties. The delivery by BRI to the Stockholders and the Management Company of an executed counterpart of this Agreement shall constitute an offer which may be accepted by the delivery to BRI of a duly executed counterpart of this Agreement and the satisfaction of all conditions under which such offer is made, but such offer may be revoked by BRI by written notice given at any time prior to such acceptance and satisfaction.

         21. Number and Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

         22. Headings; Schedules; Exhibits. The headings of the various Sections of this Agreement have been inserted solely for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. All references to Sections or paragraphs herein shall be to the specified Section or paragraph of this Agreement, unless stated to the contrary, and all references to Schedules and Exhibits shall be to the specified Schedules and Exhibits annexed hereto. All Schedules and Exhibits annexed hereto are made a part hereof. All terms defined herein shall have the same meanings in the Schedules and Exhibits, except as otherwise provided therein. All references in this Agreement shall be deemed to include the Schedules and Exhibits.

         23. Publicity. In no event shall any Party issue any press release or otherwise communicate to any third party any information regarding this Agreement or the transactions contemplated hereby unless the other Parties have consented thereto and to the form and substance of any such statement, announcement or release; provided, however, that nothing herein shall be deemed to limit or impair in any way any Party's ability to disclose the details of the transactions contemplated hereby to the accountants, attorneys or other authorized agents of such Party or as such Party deems necessary or desirable pursuant to any court or governmental order or applicable securities regulations or financial reporting requirements, nor shall BRI be precluded from describing this Agreement and the transactions herein contemplated in any filings made pursuant to any securities laws or in connection with the Public Offering, or from filing this Agreement, the Exhibits hereto and the Schedules as exhibits to any filings by BRI required by any securities laws. Notwithstanding the foregoing, no Party hereunder shall have any liability by reason of the details of the transactions contemplated hereby becoming known by means beyond the reasonable control of such Party. The provisions of this Section 24 shall survive the Closing.

                  24. Counterparts. This Agreement may be executed and delivered in any number of counterparts and such counterparts taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.


                                    MANAGEMENT COMPANY:

WITNESS:                            THE QUESTAR MANAGEMENT COMPANY



                                    By: /s/ Stephen M. Gorn
--------------------------              ----------------------------------------
                                        Name:
                                        Title:


WITNESS:                            STOCKHOLDERS:


                                    By: /s/ Morton Gorn
--------------------------              ----------------------------------------
                                        Morton Gorn


                                    By: /s/ Stephen M. Gorn
--------------------------              ----------------------------------------
                                        Stephen M. Gorn


                                    By: /s/ John B. Colvin
--------------------------              ----------------------------------------
                                        John B. Colvin



WITNESS:                            BERKSHIRE REALTY COMPANY, INC.



                                    By: /s/ David J. Olney
--------------------------              ----------------------------------------
                                        Name:  David J. Olney
                                        Title: Senior Vice President

                                List of Exhibits


Exhibit 1         Management Fees
Exhibit 2         Designated Properties
Exhibit 3         Company Opinion
Exhibit 4         Slade Avenue Lease
Exhibit 5         BRI Opinion
Exhibit 6         Registration Rights Agreement